Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The NASDAQ OMX Group, Inc. of our report dated February 26, 2009, with respect to the consolidated financial statements of The NASDAQ OMX Group, Inc. included in the 2008 Annual Report to Stockholders of The NASDAQ OMX Group, Inc.

Our audits also included the financial statement schedule of The NASDAQ OMX Group, Inc. in Item 15. This schedule is the responsibility of The NASDAQ OMX Group, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 26, 2009, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-157020) of The NASDAQ OMX Group, Inc.

(2)	Registration Statement (Form S-8 No. 333-110602) pertaining to The Nasdaq Stock Market, Inc. Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-106945) pertaining to the Employment Agreement with Robert Greifeld of The Nasdaq Stock Market, Inc.,

(4)	Registration Statement (Form S-8 No. 333-76064) pertaining to The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan

(5)	Registration Statement (Form S-8 No. 333-72852) pertaining to The Nasdaq Stock Market, Inc. 2000 Employee Stock Purchase Plan and

(6)	Registration Statement (Form S-8 No. 333-70992) pertaining to The Nasdaq Stock Market, Inc. Equity Incentive Plan,

of our report dated February 26, 2009, with respect to the consolidated financial statements of The NASDAQ OMX Group, Inc. incorporated herein by reference, our report dated February 26, 2009, with respect to the effectiveness of internal control over financial reporting of The NASDAQ OMX Group, Inc. included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of The NASDAQ OMX Group, Inc. included in this Annual Report (Form 10-K) of The NASDAQ OMX Group, Inc. for the year ended December 31, 2008.

/s/ Ernst & Young LLP

New York, New York

February 26, 2009